SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT

           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934


Date of Report (date of earliest event reported): August 24, 1995


            THE CATO CORPORATION AND SUBSIDIARIES
    Exact name of registrant as specified in its charter

                         Delaware
        State or other jurisdiction of incorporation


     0-3747                                           56-0484485
Commission File Number                            I.R.S. Employer
                                                  Identification No.


  8100 Denmark Road, Charlotte, North Carolina  28273-5975
           Address of Principal Executive Offices


Registrant's telephone number, including area code:  (704) 554-8510



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Item 4. Change in Registrant's Certifying Accountant

     On August 24, 1995, the Board of Directors of The Cato
Corporation, at the recommendation of the Company's
Audit Committee, voted to dismiss Ernst and Young LLP as the Company's independent accountants and to appoint
Deloitte Touche LLP as the Company's independent accountants, effective August 24, 1995.

     During the Company's two most recent fiscal years ending January 28, 1995 and January 29, 1994, Ernst and Young LLP's reports on the financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the last two fiscal years ending January 28, 1995 and January 29, 1994, and through August 24, 1995, there were no disagreements with Ernst and Young LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which disagreements, if not resolved to the satisfaction of Ernst
and Young LLP would have caused it to make reference   to
the subject matter of the disagreement in connection with its reports.

     During the Company's two most recent fiscal years and through August 24, 1995, there have been no reportable events with Ernst and Young LLP as required by Item 304 (a)
(l) (v) of Regulation S-K.

     On August 24, 1995, the Company engaged Deloitte Touche LLP as its principal accountants to audit the Company's financial statements. During the Company's two most recent fiscal years and through August 24, 1995, the Company has not consulted with Deloitte Touche LLP on items which concerned the application of accounting principles to a specific transaction, either completed or proposed, on the type of audit opinion that might be rendered on the Company's financial statements or concerned the subject matters of a disagreement or reportable event with Ernst and Young LLP.

     The Company requested Ernst and Young LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Ernst and Young LLP agrees with the statements contained in the second, third, and fourth paragraphs above. A copy of the letter from Ernst and Young LLP to the Securities and Exchange Commission is filed as Exhibit 1 hereto.

Item 7.Financial Statements and Exhibits

     1) Letter from Ernst and Young LLP to the Securities and Exchange Commission.



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                         Signatures

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE CATO CORPORATION




August 30, 1995               \s\ Alan E. Wiley
    Date                      Alan E. Wiley
                              Executive Vice President -
                              Secretary, Chief Financial and
                              Administrative Officer